77Q(1)(a): Copies of material amendments to the Trusts Declaration of Trust

         Amendment No. 49 dated June 19, 2008 to the Agreement and Declaration of Trust dated January
28, 1997 is incorporated herein by reference to Exhibit (a)(50) to Post-Effective Amendment No. 205 to registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on
July 29, 2008 (Accession No.0000950123-08-008456).